                                                                 EXHIBIT 99.H(i)

                                               S&C Draft dated November 13, 1995


                            DEALER MANAGER AGREEMENT


                                                               November __, 1995


Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

          The Brazil Fund, Inc., a corporation formed under the laws of the State of Maryland (the "Company"), and Smith Barney Inc., a corporation formed under the laws of the State of Delaware ("Smith Barney"), confirm their agreement, subject to the terms and conditions set out below, with respect to the proposed issuance by the Company to its shareholders of rights entitling their holders to subscribe for shares of the Company's Common Stock, par value $.01 per share.

           1.  DEFINITIONS

               The following terms have the following meanings when used in this
Agreement:

               (a) "Acts" means the Securities Act and the Investment Company Act collectively.

               (b) "Agreement" means this Dealer Manager Agreement as originally executed and as amended, modified, supplemented or restated from time to time.

               (c) "Availability Date" has the meaning set forth in Section 8(d) of this Agreement.

               (d) "Business Day" means any day on which the NYSE is open for trading.

               (e) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

               (f) "Commission" means the U.S. Securities and Exchange
Commission.
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               (g) "Common Stock" means the Company's Common Stock, par value
$.01 per share.

               (h) "Custodian" means Brown Brothers Harriman & Co.

               (i) "Custodian Agreement" means the Custodian Agreement, dated March 30, 1988, between the Company and the Custodian.

               (j) "Effective Date" means the date of the Effective Time.

               (k) "Effective Time" has the meaning set forth in Section 4(a) of this Agreement.

               (l) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

               (m) "Exercising Rights Holders" means Record Date Shareholders and Rights Holders purchasing Shares in the Primary Subscription.

               (n) "Expiration Date" means December 15, 1995.

               (o) "Investment Advisers Act" means the U.S. Investment Advisers Act of 1940, as amended.

               (p) "Investment Company Act" means the U.S. Investment Company Act of 1940, as amended.

               (q) "Brazil" means the Federative Republic of Brazil.

               (r) "Brazilian Adviser" means Banco Icatu S.A.

               (s) "Manager" means Scudder, Stevens & Clark, Inc., the Company's investment adviser and manager.

               (t) "Management Agreement" means the Investment Advisory, Management and Administration Agreement, dated as of July 26, 1995, between the Company and the Manager.

               (u) "NYSE" means the New York Stock Exchange, Inc.

               (v) "Offer" means the offer of Shares contemplated by the Company's proposed issuance of Rights.

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               (w) "Primary Subscription" means a Record Date Shareholder's right to acquire Shares during the Subscription Period at the Subscription
Price.

               (x) "Prospectus" means the form of prospectus as first filed with the Commission pursuant to and in accordance with Rule 497(h) under the Securities Act or (if no such filing is required) as included in the Registration Statement.

               (y) "Record Date" means November 20, 1995.

               (z) "Record Date Shareholders" means the Company's shareholders of record as of the close of business on the Record Date.

               (aa) "Registration Statement" means the registration statement relating to the Offer on Form N-2 (File No. 33-63381) under the Acts, as amended at the Effective Time, including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Securities Act, filed by the Company with the Commission.

               (bb) "Research Agreement" means the Research and Advisory Agreement, dated July 26, 1995, between the Manager and the Brazilian Adviser.

               (cc) "Rights" means the rights proposed to be issued by the Company to Record Date Shareholders, which rights entitle their holders to subscribe for Shares.

               (dd) "Rights Holders" means the holders of Rights.

               (ee) "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act and/or the Investment Company Act.

               (ff) "Securities Act" means the U.S. Securities Act of 1933, as amended.

               (gg) "Shares" means an aggregate of up to 4,050,000 shares of Common Stock for which Rights Holders may subscribe.

               (hh) "Subscription Agent" means State Street Bank and Trust Company.

               (ii) "Subscription Agent Agreement" means the Subscription Rights Distribution and Agency Agreement, dated as of November __, 1995, between the Company and the Subscription Agent.

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               (jj) "Subscription Period" means the period of time beginning on
November 20, 1995 and ending at 5:00 p.m., New York City time, on the Expiration Date.

               (kk) "Subscription Price" means the Subscription Price per Share of $______.

     2.   THE OFFER

          The Company is proposing to issue Rights to Record Date Shareholders, which Rights entitle their holders to subscribe for Shares. Under the Company's proposal, each Record Date Shareholder will be issued one Right for each full share of Common Stock owned on the Record Date. No fractional Rights will be issued. The Rights will entitle each Record Date Shareholder to acquire in the Primary Subscription at the Subscription Price one Share for each three Rights held, except that any Record Date Shareholder who is issued fewer than three Rights will be able to subscribe for one full Share at the Subscription Price. All Rights will be able to be exercised immediately upon receipt and until 5:00 p.m., New York City time, on the Expiration Date. Any Record Date Shareholder who fully exercises all Rights initially issued to him (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allotment, Shares that are not otherwise subscribed for by Exercising Rights Holders on the Primary Subscription. Additional terms and conditions of the Offer are set out in the Registration Statement.

     3.   APPOINTMENT OF DEALER MANAGER

          The Company appoints Smith Barney as the exclusive dealer manager in connection with the Offer and Smith Barney accepts that appointment. The Company also authorizes Smith Barney to form and manage a group of securities dealers (each, a "Selling Group Member," and, collectively, the "Selling Group") to solicit the exercise of Rights and sell Shares purchased by Smith Barney from the Company through the exercise of Rights. Smith Barney represents and warrants that it is a broker-dealer registered under the Exchange Act.

     4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to, and agrees with, Smith Barney that:

          (a) A registration statement (No. 33-63381) including a form of prospectus relating to the Offer has been filed with the Commission and either
(i) has been declared effective under the Securities Act and is not proposed to be amended or

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(ii) is proposed to be amended by amendment or post-effective amendment.  If the
Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means (i) if the Company has advised Smith Barney that is does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised Smith Barney that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission.

          (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Acts and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 497(h) under the Securities Act, the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Acts and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: on the Effective Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Acts and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by Smith Barney specifically for use therein.

          (c) Price Waterhouse LLP, whose report appears in the Prospectus, are independent accountants as required by the Acts and the Rules and Regulations with respect to the Company. The financial statements and financial highlights (including the related notes) included in the Registration Statement or the Prospectus present fairly the financial position, results of operations, changes in net assets and financial highlights of the Company at the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated.

          (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary.

          (e) All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; the Offer, the Rights and the Shares have been duly authorized, and the Rights and the Shares, upon issuance and delivery and, in the case of the Shares, payment therefor, as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Except for the Rights, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock (including the Shares) pursuant to the Company's Articles of Incorporation, by-laws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the Offer as contemplated by this Agreement and the Subscription Agent Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company. The capitalization of the Company as of December 31, 1994 is as set forth in the Prospectus, and the Rights and the Shares conform to the descriptions thereof contained in the Prospectus.

          (f) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or adverse development which materially affects, the condition (financial or other), results of operation, business or prospects, of the Company from the date as of which information is given in the Prospectus.

          (g) Except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company is a party or to which any property of the Company is subject or which is pending or, to the knowledge of the Company, contemplated against the Company which might result in any material adverse change in the condition (financial or other), results of operations, business or prospects of the Company or which is required to be disclosed in the Prospectus.

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          (h)  The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation might have a material adverse effect on the condition (financial or other), results of operation, business or prospects of the Company.

          (i) The Subscription Agent Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent, constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles.

          (j) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, and is enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equitable principles.

          (k) The Company is not, or with the giving of notice or lapse of time or both would not be, in violation of or in default under, nor will the execution or delivery hereof and of the Subscription Agent Agreement or consummation of the transactions contemplated hereby or by the Subscription Agent Agreement, including, without limitation, the distribution of the Rights and the allotment, issue and sale of the Shares, result in a violation of, or constitute a default under, the Articles of Incorporation or by-laws of the Company, or any agreement, indenture or other instrument, to which the Company is a party or by which it is bound, or to which any of its properties is subject, nor will the performance by the Company of its obligations hereunder or under the Subscription Agent Agreement violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company. Except for permits and similar authorizations required under the Acts and the securities or "Blue Sky" laws of certain jurisdictions and for such permits and authorization which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement or the Subscription Agent Agreement.

          (l) The Rights are duly authorized for listing, subject to official notice of issuance, on the NYSE and are, or as soon as practicable after the date of this Agreement, will be, admitted to trading on the NYSE.

          (m) The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE and, as soon as practicable after the date of this Agreement, will be admitted to trading on the NYSE.

          (n) The Company has not taken and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the Offer, provided that the Company makes no representation with respect to any transactions by Smith Barney or any other broker or dealer unaffiliated with the Company, the Manager or the Brazilian Adviser to stabilize the price of the shares of Common Stock in connection with the Offer.

          (o) The Company is duly registered with the Commission under the Investment Company Act as a closed-end non-diversified management investment company.

     5.   REPRESENTATIONS AND WARRANTIES OF THE MANAGER

          The Manager represents and warrants to, and agrees with, Smith Barney that:

          (a) The Manager has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as described in the Prospectus.

          (b) The Manager is duly registered as an investment adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting as Manager for the Company as contemplated by the Prospectus.

          (c) This Agreement has been duly authorized, executed and delivered by the Manager.

          (d) The Management Agreement and the Research Agreement have each been duly authorized, executed and delivered on behalf of the Manager and each constitutes a valid and binding obligation of the Manager enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and to general equity principles; and neither the execution and delivery of this Agreement, the Management Agreement or the Research Agreement nor the performance by the Manager of its obligations thereunder will conflict with or result in a breach or violation of any of the terms and provisions of the charter or By-laws of the Manager

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or any law, order, rule or regulation applicable to the Manager of any United
States jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Manager or its properties or operations, or, to the best knowledge of the Manager after reasonable investigation, constitute, with or without giving notice or lapse of time or both, a default under, any agreement or instrument to which the Manager is a party or by which the Manager or to which any of the properties of the Manager is subject.

          (e) All written information furnished by the Manager specifically for use in the Registration Statement and Prospectus, including, without limitation, the description of the Manager, does not, and on the Expiration Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the Registration Statement and Prospectus not misleading.

          (f) There has not, since the date of the Prospectus, been any material adverse change, or any development reasonably likely to cause a material adverse change, in the Manager's ability to perform its obligations under this Agreement or under the Management Agreement.

     6.   SOLICITATION OF RIGHTS EXERCISE; FINANCIAL ADVISORY SERVICES

          (a) On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement:

          (i) Smith Barney agrees to (A) solicit, in accordance with the Acts, the Exchange Act, the Rules and Regulations and its customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement; and (B) form and manage the Selling Group to (i) solicit, in accordance with the Acts, the Exchange Act, the Rules and Regulations and its customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the Subscription Agent Agreement and the procedures described in the Registration Statement, and (ii) sell Shares purchased by Smith Barney from the Company as provided herein. No securities dealer shall be considered a Selling Group Member until it shall have entered into a Selling Group Agreement with Smith Barney in substantially the form of Exhibit D hereto.

          (ii) Smith Barney is authorized to buy and exercise Rights and to sell Shares to the public or to Selling Group Members at the offering price set by Smith Barney from time to time. Sales of Shares by Smith Barney or Selling Group Members shall be at not more than the offering price set by Smith Barney from time to time. Such offering price shall not be increased more than once during any

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calendar day and at the time any such price is set shall not be less than the
Subscription Price specified in the Prospectus nor more than the greater of the last sale or the current offering price on the NYSE, plus an exchange commission.

          (iii) the Company agrees to furnish, or cause to be furnished, to Smith Barney, lists, or copies of those lists, showing the names and addresses of, and number of Shares held by, Record Date Shareholders as of the Record Date, and to use its best efforts to advise Smith Barney, or cause it to be advised, on each Business Day during the Subscription Period as to any transfers of Rights, and Smith Barney agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for Selling Group Members, or other securities brokers and dealers that Smith Barney has requested to solicit exercises of Rights;

          (iv)  the Company will arrange for the Subscription Agent (A) to inform Smith Barney orally, on each Business Day during the Subscription Period (to be followed by written confirmation), as to the number of Rights that have been exercised since its previous daily report to Smith Barney under the provision of this Section 6(a)(iv), (B) not later than 10:00 a.m. (New York City time) on December __, 1995, to provide Smith Barney with a written statement as to the total number of Rights exercised (separately setting forth the number of Rights exercised by Record Date Shareholders), (C) to sell any Rights received for resale from Record Date Shareholders exclusively to or through Smith Barney, which may, at its election, purchase such Rights as principal or act as Agent for such resales and (D) to issue shares of Common Stock upon Smith Barney's exercise of Rights no later than the close of business on the business day following the day that full payment for such shares has been received by the Agent.

          (v) Smith Barney agrees to notify the Company on or prior to December ___, 1995 of the Shares purchased by Smith Barney through the exercise of Rights and sold to the public or to each Selling Group Member and the total amount of the commissions payable by the Fund pursuant to Section 7 of this Agreement in connection with such sales.

          (b) Smith Barney agrees to provide to the Company, in addition to the services described in paragraph (a) of this Section 6, financial advisory services in connection with the Offer.

          (c) The Company and Smith Barney agree that Smith Barney and each Selling Group Member is an independent contractor with respect to its solicitation of the exercise of Rights contemplated by this Agreement and the performance of financial advisory services to the Company contemplated by this Agreement, and Smith Barney represents and warrants that it is not a partner or agent of any other

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securities broker, dealer or other person soliciting the exercise of Rights as contemplated by this Agreement, or of the Company or any of its affiliates.

          (d) In rendering the services contemplated by this Agreement, Smith Barney and the Selling Group Members agree not to make any representations, oral or written, to any shareholders or prospective shareholders of the Company that are not contained in the Prospectus, unless previously authorized to do so in writing by the Company.

          (e) In rendering the services contemplated by this Agreement, neither Smith Barney nor any Selling Group Member will be subject to any liability to the Company, the Manager, the Brazilian Adviser or any of their affiliates, for any act or omission on the part of any securities broker or dealer (other than itself or any of its affiliates) or any other person, and neither Smith Barney nor any Selling Group Member will be liable for its own acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that resulted from any acts or omissions undertaken or omitted to be taken by Smith Barney or a Selling Group Member through its gross negligence or willful misconduct.

     7.   DEALER MANAGER AND SOLICITATION FEES

          The Company agrees to pay in New York Clearing House (next day) funds on December __, 1995:

          (a) to Smith Barney, as compensation for its services to the Company as financial adviser in connection with the Offer, a fee equal to an amount computed by multiplying (i) .01, by (ii) the aggregate number of Shares purchased in the Offer, by (iii) the Subscription Price;

          (b) to Smith Barney for its own account a fee equal to an amount computed by multiplying (i) .025, by (ii) the sum of the number of Shares purchased pursuant to each subscription form relating to the Rights upon which Smith Barney is designated (other than Shares purchased by Smith Barney through the exercise of Rights and sold to the public or to Selling Group Members) plus the number of Shares sold by Smith Barney to the public as indicated in the notice provided by Smith Barney to the Fund pursuant to Section 6(a)(v) of this Agreement, by (iii) the Subscription Price;

          (c) to Smith Barney for the account of each Selling Group Member a fee equal to an amount computed by multiplying (i) .025, by (ii) the sum of the number of Shares purchased pursuant to each subscription form relating to the Rights upon which the Selling Group Member is designated plus the number of Shares sold

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by Smith Barney to such Selling Group Member as indicated in the notice provided by Smith Barney to the Fund pursuant to Section 6(a)(v) of this Agreement, by
(iii) the Subscription Price;

          (d) to each securities broker or dealer who has executed the Company's Soliciting Dealer Agreement (other than Smith Barney or any Selling Group Member) designated on any subscription form related to the Rights ("Listed Broker") a fee equal to an amount computed by multiplying (i) .005, by (ii) the number of Shares purchased pursuant to each subscription form upon which the Listed Broker is designated, by (iii) the Subscription Price, provided that the
                                                              --------
aggregate fees paid to any Listed Broker (other than a Listed Broker who is registered as a specialist in the Rights with the NYSE and who has been approved by the NYSE to act as such during the Subscription Period) may not exceed the product of (A) .50% of the Subscription Price per Share, times (B) the aggregate number of shares of Common Stock held in such Listed Broker's participant accounts with The Depository Trust Company on the Record Date divided by _____; and

          (e)  to Smith Barney a fee equal to an amount computed by multiplying
(i) .025, by (ii) the number of Shares purchased pursuant to each subscription form upon which neither Smith Barney nor any Selling Group Member or Listed Broker is designated plus the number of Shares purchased pursuant to subscription forms upon which a Listed Broker is designated but which are in excess of the limit set forth in clause (B) of the proviso in paragraph (d) of this Section 7, by (iii) the Subscription Price.

     8.   COVENANTS OF THE COMPANY

          The Company agrees:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 497(h) under the Securities Act not later than the earlier of (a) the second business day following execution and delivery of this Agreement or (b) the fifteenth business day after the Effective Date.

          The Company will advise Smith Barney promptly of any such filing pursuant to Rule 497(h).

          (b) The Company will advise Smith Barney promptly of any proposal to amend or supplement the registration statement as filed, or the related prospectus, and will not effect such amendment or supplementation without Smith Barney's consent; the Company will also advise Smith Barney promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendments or supplementation of the Registration Statement or the Prospectus, and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If at any time when a prospectus relating to the Offer is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Acts, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence "Availability Date" means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to Smith Barney copies of the Registration Statement (one of which will be signed and will include all exhibits), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Smith Barney requests.

          (f) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Dealer Manager (i) for its out-of-pocket expenses (including fees and disbursements of counsel) up to an aggregate of $100,000 and (ii) for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by it in connection with qualification of the Rights and the Shares under the securities law of the jurisdictions as provided in paragraph (g) of this Section 8 and the printing of memoranda relating thereto, and for the filing fee of the National Association of Securities Dealers, Inc. relating to the Rights and the Shares. If this Agreement is terminated pursuant to Section 10 or if for any reason the issuance of the Rights and the sale of the Shares is not consummated, the Company shall not be required to reimburse Smith Barney for its expenses pursuant to Section 8(f)(i). Smith Barney will be entitled to the payment of any fees pursuant to Section 7 earned with respect to Shares purchased upon the exercise of Rights prior to the date of any termination and to Shares purchased pursuant to the Over-Subscription Privilege, as defined in the Registration Statement, by holders who exercised such Rights prior to such date.

          (g) To use every reasonable effort in cooperating with Smith Barney to permit the distribution of the Rights and the offer and sale of the Shares under the securities laws of the United States (including any state, territory or possession and the District of Columbia) for so long as necessary for the distribution of the Rights and the Shares, provided, however, that the Company shall not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified.

          (h) During the period of five years hereafter, the Company will furnish to Smith Barney, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to Smith Barney (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Investment Company Act or the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Smith Barney may reasonably request.

          (i) To advise Smith Barney promptly of any action by the NYSE rejecting, suspending or terminating the application for the listing of, or the listing of, the Rights or the Shares, as the case may be.

     9.   INDEMNIFICATION AND CONTRIBUTION

          (a) The Company agrees to indemnify and hold harmless Smith Barney and each person, if any, who controls Smith Barney within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Smith Barney or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Smith Barney and each such controlling person for any legal or other expenses reasonably incurred by Smith Barney or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case
        --------  -------
to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by Smith Barney specifically for use therein, (ii) any failure of the Company to consummate the Offer, including any failure of the Company to issue the Rights or issue and sell the Shares, (iii) any action taken or omitted to be taken by Smith Barney with the consent of the Company, (iv) any action taken or omitted to be taken by the Company, and/or the Manager and/or the Brazilian Adviser, (v) any breach by the Company of any representation or warranty, or any failure by the Company and/or the Manager to comply with any agreement or covenant contained in this Agreement or (vi) any of the other transactions contemplated by the Offer or by Smith Barney's performance of its obligations under this Agreement, and will reimburse Smith Barney and each person, if any, who controls Smith Barney within the meaning of the Securities Act for any legal or other expenses reasonably incurred by Smith Barney or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Smith Barney agrees to indemnify and hold harmless the Company and its directors, each of the Company's officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by Smith Barney specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability Smith Barney may otherwise have.

          (c) The Manager agrees to indemnify and hold harmless Smith Barney and each person, if any, who controls Smith Barney within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which Smith Barney or such controlling person of Smith Barney may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by Smith Barney or such controlling person of Smith Barney in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability the Manager may otherwise have.

          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable costs of investigation. No indemnifying party shall be liable under the foregoing indemnity agreement in respect of any compromise or settlement of any such action without its consent, which consent shall not be unreasonably delayed or withheld. If settlement is made with the consent of the indemnifying party, such indemnifying party shall indemnify and hold harmless the indemnified party against any loss or liability incurred by reason of such settlement.

          (e) If the indemnification provided for in this Section is unavailable, for any reason other than as specified therein, to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Smith Barney on the other from the Offer. If the allocation provided by the immediately preceding sentence is not permitted by applicable law in the case of a claim for contribution by an indemnified party under subsection (a) above, then the Company and the Manager shall each contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) above in such proportion as is appropriate to reflect not only the relative benefits referred to in the immediately preceding sentence but also the relative fault of the Company, the Manager and Smith Barney in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the allocation provided by the second preceding sentence is not permitted by applicable law in the case of a claim for contribution by an indemnified party under subsection (b) above, then Smith Barney shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (b) above in such proportion as is appropriate to reflect not only the relative benefits referred to in the second preceding sentence but also the relative fault of the Company on the one hand and Smith Barney on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Smith Barney on the other shall be deemed to be in the same proportion as the total net proceeds from the subscription for the Shares (before deducting expenses) received by the Company bear to the total fees received by Smith Barney pursuant to Section 7 of this Agreement with respect to the Offer. The relative fault of the Company and Smith Barney shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Smith Barney and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The relative fault of the Manager shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to any negligence, recklessness or willful misfeasance by the Manager in its performance of, or its failure to perform, its obligations to the Company under the Management Agreement, and the Manager shall not be liable for contribution under this subsection (e) in the absence of such negligence, recklessness or willful misfeasance. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), Smith Barney shall not be required to contribute any amount in excess of the amount by which the total fees received by Smith Barney pursuant to Section 7 of this Agreement exceeds the amount of any damages that Smith Barney has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) The obligations of the Company and the Manager under this Section shall be in addition to any liability which the Company or the Manager may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Smith Barney within the meaning of the Securities Act; and the obligations of Smith Barney under this Section shall be in addition to any liability which Smith Barney may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

          (g) Smith Barney confirms that the statements with respect to the public offering of the Rights and Shares set forth in the paragraph immediately following the table appearing on the cover page of, and in the fifth and sixth paragraphs under the caption "The Offer -- Distribution Arrangements" in the Prospectus, and the stabilization legend on the inside cover of the Prospectus, are correct and constitute the only information furnished in writing to the Company by Smith Barney for inclusion in the Registration Statement and the Prospectus.

          (h) The Manager confirms that the statements set forth in the penultimate sentence under the caption "Use of Proceeds" and under the caption "Investment Advisers and Administrator--The Investment Manager" in the Prospectus are correct and constitute the only information furnished in writing to the Company by the Manager for inclusion in the Registration Statement and the Prospectus.

     10.  TERMINATION

          Smith Barney may terminate this Agreement, in its absolute discretion, by notice given to and received by the Company prior to the issuance of the Rights, or if (a) the Company or the Manager has failed, refused or been unable to perform any material agreement on its part to be performed under this Agreement, (b) there has been, since the dates as of which information is given in the Registration Statement, any material adverse change in the net asset value of the Company or the tax, exchange control or other laws or regulations applicable to the Company in Brazil or the United States, the effect of which, in the reasonable judgment of Smith Barney, renders it impracticable to proceed with the solicitation of the exercise of Rights, or (c) any other condition of Smith Barney's obligations under this Agreement is not fulfilled. Any termination of this Agreement pursuant to this Section 10 will be without liability on the part of the Company, the Manager or Smith Barney except as otherwise provided in Section 8(f), Section 9 and/or Section 12 of this Agreement.

Termination of this Agreement by Smith Barney will not preclude the Company from consummating the Offer at its discretion.

     11.  CONDITIONS OF SMITH BARNEY'S OBLIGATIONS

          The obligations of Smith Barney to perform and to continue to perform as Dealer Manager under this Agreement will at all times be subject to the accuracy, when made and at all times during the Offer and the Subscription Period, including any extension thereof, of the representations and warranties of the Company herein, to the accuracy of the statements of the officers of the Company and Manager made pursuant to the provisions hereof, to the performance by the Company and the Manager of their respective obligations hereunder and to each of the following additional conditions precedent:

          (a) Smith Barney shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Price Waterhouse LLP confirming that they are independent accountants within the meaning of the Acts and the Rules and Regulations and stating in effect that:

        (i) in their opinion the financial statements including the schedules audited by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Acts and the related published Rules and Regulations as applicable to Form N-2;

       (ii) on the basis of a reading of the latest available unaudited financial information of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and a reading of the minutes of the board of directors meetings, nothing came to their attention that caused them to believe that, at a specified date not more than five days prior to the date of this Agreement, there was any change in the Common Stock, any increase in long-term debt of the Company or any decrease in net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; except in all cases for changes, increases or decreases which the Prospectus discloses have occurred or may occur or they shall state any specific changes or decreases; and

       (iii) they have compared certain dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement, which have been specified by the Dealer Manager, to the appropriate accounts in the Company's accounting records subject to the internal controls of the Company's accounting system and to schedules prepared by the Company therefrom and have found such dollar amounts, percentages and other financial information to be in agreement. The Dealer Manager will inform Price Waterhouse LLP as to which amounts and information shall be subject to the comparison described in this subsection
     (iii).

          For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement.

          (b) If the Effective Time is not prior to execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York City Time, on the date of this Agreement, or such later date as shall have been consented to by Smith Barney. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
Section 8(a) of this Agreement. At or before the date of this Agreement, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, the Manager or Smith Barney, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company which, in the judgment of Smith Barney, materially impairs the investment quality of the Shares, (ii) any suspension or limitation of trading in securities generally on the NYSE, the Sao Paulo Stock Exchange or the Rio de Janeiro Stock Exchange, or any setting of minimum prices for trading on either of such exchanges, or any suspension of trading of the Common Stock of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by federal, New York or Brazilian authorities; (iv) any outbreak or escalation of major hostilities in which the United States or Brazil is involved, any declaration of war by Congress or Brazil or any other substantial U.S. or Brazilian national or international calamity or emergency if, in the judgment of Smith Barney the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the solicitation of the exercise of the Rights; or (v) any material adverse change in general economic, political or financial conditions that, or any international conditions the effect of which on the financial markets in the United States, in the judgment of Smith Barney, makes it impractical or inadvisable to proceed with the solicitation of the exercise of the Rights.

          (d) The Rights have been listed on the NYSE no later than the opening of trading on the NYSE on the first full day of trading after the date of this Agreement and admitted for trading on the NYSE no later than the opening of trading on the NYSE on the first full day of trading after the date of this Agreement.

          (e) The Comissao de Valores Mobiliarios shall not have issued any order rescinding their authorization for the Company to issue the Shares.

          (f) On the date of this Agreement, there shall have been furnished to Smith Barney an opinion of Debevoise & Plimpton, counsel for the Company, dated the date of this Agreement, and addressed to Smith Barney, to the effect set forth in Exhibit A to this Agreement.

          (g) On the date of this Agreement, there shall have been furnished to Smith Barney an opinion of Counsel for the Manager, dated the date of this Agreement, and addressed to Smith Barney, to the effect set forth in Exhibit B to this Agreement.

          (h) On the date of this Agreement, there shall have been furnished to Smith Barney an opinion of Pinheiro Neto, Brazilian counsel for the Company, dated the date of this Agreement, and addressed to Smith Barney, to the effect set forth in Exhibit C to this Agreement.

          (i) Smith Barney shall have received from Sullivan & Cromwell, counsel for the Dealer Manager, such opinion or opinions, dated the date of this Agreement, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus, and other related matters as Smith Barney may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (j) Smith Barney shall have received certificates of the Chairman, President or any Vice-President and a principal financial or accounting officer of the Company, and of the President and any Vice-President or any two Vice-Presidents of the Manager, each dated the date of this Agreement, in which such officers, to the best of their knowledge after reasonable investigation, shall state that each such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of this Agreement, and, in the case of the certificate of officers of the Company, that the representations and warranties of the Company in this Agreement are true and correct as of such date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the balance sheet in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company except as set forth or contemplated in the Prospectus or as described in such certificate.

The Company and the Manager will furnish Smith Barney with such conformed copies of such opinions, certificates, letters and documents as Smith Barney reasonably requests.

     12.  SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS

          The respective indemnities, agreements, representations, warranties, and other statements of the Company and the Manager or their respective officers and of Smith Barney set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of termination of this Agreement, and regardless of any investigation, or statement as to the results thereof, made by or on behalf of Smith Barney or the Company and the Manager or any of their respective officers or directors or any controlling person, and will survive delivery of the Rights and the Shares. If this Agreement is terminated pursuant to Section 10 or if for any reason the issuance of the Rights and the sale of Shares is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 8(f) and the respective obligations of the Company and the Manager and Smith Barney pursuant to Section 9 shall remain in effect.

     13.  NOTICES

          All communications hereunder will be in writing and, if sent to Smith Barney will be mailed, delivered or telegraphed and confirmed to it at 388 Greenwich Street, New York, New York 10013, Attention: __________________, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 345 Park Avenue, New York, New York 10154, Attention: President, or if sent to the Manager, will be mailed, delivered or telegraphed and confirmed to it at 345 Park Avenue, New York, New York 10154, Attention: President.

     14.  SUCCESSORS

          This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

     15.  APPLICABLE LAW

          This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to contacts made and to be performed within the State of New York.

     16.  COUNTERPARTS.

          This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts will each be deemed to be an original but all such counterparts will together constitute one and the same instrument.


                             *    *    *    *    *

    If the foregoing correctly sets forth the agreement among the Company, the Manager and Smith Barney, please indicate Smith Barney's acceptance in the space provided for that purpose below, whereupon it will become a binding agreement among the Company, the Manager and Smith Barney in accordance with its terms.

                                   Very truly yours,

                                   THE BRAZIL FUND, INC.


                                   By:  ______________________________________
                                      Name:
                                      Title:


                                   SCUDDER, STEVENS & CLARK, INC.,
                                    as Manager


                                   By:  ______________________________________
                                      Name:
                                      Title:


Accepted as of the date
first above written:

SMITH BARNEY INC.


By:  ________________________________
     Name:
     Title:

                                                                       EXHIBIT A
                    Form of Opinion of Debevoise & Plimpton
                    ---------------------------------------


Debevoise & Plimpton is of the opinion that:

          (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in New York, and in all other United States jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where failure to so qualify would not have a material adverse effect on the business of the Company.

          (2) All of the outstanding shares of the Common Stock of the Company have been duly authorized, validly issued, fully paid and nonassessable; the Offer, the Rights and the Shares have been duly authorized, and the Rights and the Shares, upon issuance and delivery and, in the case of the Shares, payment therefor, as described in the Registration Statement and the Prospectus, will be, validly issued, fully paid and nonassessable; the Rights conform to the statements concerning them included in the Prospectus; the Shares conform to the description thereof contained under the caption "Common Stock" in the Prospectus; the Rights are duly authorized for listing, subject to official notice of issuance, on the NYSE and are, or as soon as practicable after the date of this Agreement, will be, admitted to trading on the NYSE; the Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE and, as soon as practicable after the date of this Agreement, will be admitted to trading on the NYSE and are registered under the Exchange Act; and the stockholders of the Company have no preemptive rights (except for the Rights) with respect to the Shares.

          (3) Each of this Agreement and the Subscription Agent Agreement has been duly authorized, executed and delivered by the Company, and the Subscription Agent Agreement constitutes the valid and binding agreement of the Company and is enforceable against the Company, in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles.

          (4) The Management Agreement, the Research Agreement and the Custodian Agreement have each been duly authorized and approved by the Company and comply with all applicable provisions of the Investment

     Company Act, and the Management Agreement and Custodian Agreement have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles.

          (5) The Company is duly registered with the Commission under the Investment Company Act as a closed-end non-diversified management investment company, and all required action has been taken by the Company under the Acts and the Exchange Act to make the public offering and consummate the issuance of the Rights and sale of the Shares pursuant to this Agreement; the provisions of the Articles of Incorporation and By-laws of the Company comply as to form in all material respects with the requirements of the Investment Company Act; and no consent, approval, authorization or order of, or filing with, any court or governmental agency, authority or body is required under Maryland corporate law, the laws of New York or federal law, or, to the best of such counsel's knowledge, the laws of any other jurisdiction in the United States for the consummation of the transactions contemplated herein or in the Subscription Agent Agreement in connection with the issuance of the Rights or the sale of the Shares by the Company except such as have been obtained under the Acts and the Exchange Act and such as may be required under state securities laws in connection with the distribution of the Rights and the Shares.

          (6) The execution, delivery and performance of this Agreement and the Subscription Agent Agreement and the consummation of the transactions contemplated herein and in the Subscription Agent Agreement will not result in a breach or violation of any of the terms and provisions of the Articles of Incorporation or By-laws of the Company or any law, order, rule or regulation applicable to the Company of any United States jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Company, or its properties or operations, or, to the best knowledge of such counsel after reasonable investigation, constitute, with or without giving notice or lapse of time or both, a default under, any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject (except that in this paragraph (6) they express no opinion as to the accuracy or completeness of the Registration Statement or of the Prospectus).

          (7) The Registration Statement was declared effective under the Securities Act as of the date and as of the time specified in such opinion, the

     Prospectus was either filed with the Commission pursuant to the subparagraph of Rule 497(h) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus (except as to the financial statements and other financial data contained therein, as to which they express no belief), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Acts and the Rules and Regulations.

          (8) The descriptions in the Registration Statement and Prospectus of United States statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

          Such counsel shall also state that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph (8) above, in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company and its independent accountants and with Brazilian counsel to the Company, no facts have come to their attention which cause them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto (except as to any financial statements or other financial data included in the Registration Statement, the Prospectus or any such amendment or supplement, as to which they express no belief), as of such respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                                                                       EXHIBIT B
                     Form of Opinion of Counsel for Manager
                     --------------------------------------

          Counsel for the Manager is of the opinion that:

          (1) The Manager has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as described in the Prospectus.

          (2) The Manager is duly registered as an investment adviser under the Investment Advisers Act and is not prohibited by the Investment Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting as Manager for the Company as contemplated by the Prospectus.

          (3) This Agreement has been duly authorized, executed and delivered by the Manager.

          (4) The Management Agreement and the Research Agreement have each been duly authorized, executed and delivered on behalf of the Manager and each constitutes a valid and binding obligation of the Manager enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and neither the execution and delivery of this Agreement, the Management Agreement or the Research Agreement nor the performance by the Manager of its obligations thereunder will conflict with or result in a breach or violation of any of the terms and provisions of the charter or By-laws of the Manager or any law, order, rule or regulation applicable to the Manager of any United States jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Manager or its properties or operations, or, to the best knowledge of such counsel after reasonable investigation, constitute, with or without giving notice or lapse of time or both, a default under, any agreement or instrument to which the Manager is a party or by which the Manager or to which any of the properties of the Manager is subject.

                                                                       EXHIBIT C
                        Form of Opinion of Pinheiro Neto
                        --------------------------------


          Pinheiro Neto is of the opinion that:

          (1) The information in the Prospectus, to the extent that it relates to matters of Brazilian law or legal conclusions, has been reviewed by them and is an accurate and complete description of all Brazilian law or legal conclusions applicable to the Company and the operation of its business as described in the Prospectus and, at the Effective Time, such information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel has no reason to believe that the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (2) The Company, the Manager and the Brazilian Adviser have received all governmental and other licenses, authorizations, approvals and consents in Brazil which are necessary for the consummation by the Company, the Manager and the Brazilian Adviser of the transactions contemplated by this Agreement, the Subscription Agent Agreement, the Management Agreement, the Research Agreement and the Custodian Agreement, as the case may be, and for the operation of the business of the Company as described in the Prospectus, and there is no other license, authorization, approval or consent of, or filing with, any governmental or other regulatory authority, stock exchange or securities business association in Brazil necessary in order for the Company, the Manager and the Brazilian Adviser lawfully to perform their respective obligations under such Agreements or to conduct the business of the Company as described in the Prospectus.

          (3) To the best of the knowledge of such counsel, there are no actions, investigations or other proceedings in Brazil of any nature pending, commenced or threatened, which in any case or in the aggregate, might result in any material adverse change in the business of the Company, the Manager or the Brazilian Adviser or which question the validity of the Agreements referred to under (2) above or the performance by the Company, the Manager or the Brazilian Adviser, of such Agreements.

          (4) The Brazilian Adviser has been duly organized and is validly existing under the laws of Brazil, with corporate power to conduct its business as described in the Prospectus.

          (5) The Research Agreement has been duly authorized, executed and delivered on behalf of the Brazilian Adviser and constitutes a valid and binding obligation of the Brazilian Adviser enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or generally affecting creditors' rights, and neither the execution and delivery of the Research Agreement nor the performance by the Brazilian Adviser of its obligations thereunder will, to the best of such counsel's knowledge after reasonable investigation, conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a default under, any agreement or instrument to which the Brazilian Adviser is a party or by which the Brazilian Adviser is bound or to which any of the properties of the Brazilian Adviser is subject, or the charter or by-laws of the Brazilian Adviser or will violate any law, order, rule or regulation in Brazil applicable to the Brazilian Adviser of any jurisdiction, court, regulatory body, administrative agency or other governmental body, stock exchange or securities business association in Brazil having jurisdiction over the Brazilian Adviser or its properties or operations.

          In addition, such counsel will also confirm their opinions set forth under the caption "Taxation--Brazilian Taxes" in the Prospectus.

                                      C-2